EXHIBIT 99.1

ImClone Systems Incorporated
Investors:	Media:
Andrea F. Rabney	David M. F. Pitts
(646) 638-5058	(646) 638-5058
Stefania Bethlen
(646) 638-5058

For Immediate Release

IMCLONE SYSTEMS REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS

Reports Fully Diluted Earnings Per Share of $.29

ERBITUX U.S. In-Market Quarterly Sales Reach $71.4 Million

New York, NY – July 21, 2004 – ImClone Systems Incorporated (NASDAQ: IMCL) announced today its financial results for the second quarter and six months ended June 30, 2004.

Total revenues for the second quarter of 2004 were $71.5 million as compared with $17.9 million for the second quarter of 2003 and $109.6 million in the first quarter of 2004. Revenues included four principal components:

•      License fees and milestone revenues of $18.1 million in the second quarter of 2004 compared with $11.5 million in the second quarter of 2003 and $67.5 million in the first quarter of 2004.  In 2004, first quarter license fees and milestone revenues were higher than second quarter amounts due to the receipt of a $250 million milestone payment in the first quarter and its resulting one time “catch-up” effect of approximately $42 million;

•      Manufacturing revenues of $14.8 million in the second quarter of 2004 (no manufacturing revenues were recorded in 2003) compared with $25.5 million in the first quarter of 2004.  Purchases by Bristol-Myers Squibb are timed at their discretion to accommodate forecasts and safety stock needs, and are not necessarily indicative of historical in-market sales or future sales expectations;

•      Royalty revenues of $28.5 million in the second quarter of 2004 (no royalty revenues were recorded in 2003) compared with $7.1 million in the first quarter of 2004.  Royalty revenues for the second quarter of 2004 include $27.8 million representing 39% of Bristol-Myers Squibb’s in-market ERBITUXTM (Cetuximab) net sales of $71.4 million, compared with first quarter in-market net sales of $17.5 million. These in-market sales, reflecting a drop-ship distribution methodology, represent ERBITUX shipments to end-user accounts only, with no wholesaler stocking; and

•      Collaborative agreement revenues of $10.1 million in the second quarter of 2004 compared with $6.4 million in the second quarter of 2003 and $9.5 million in the first quarter of 2004.

Total operating expenses for the second quarter of 2004 were $44.1 million, compared with $51.7 million in the second quarter of 2003. Operating expenses included three principal components:

•      Research and development expenses for the second quarter of 2004 were $18.8 million compared with $33.4 million in the second quarter of 2003. The principal reason for the decline is that prior to FDA approval of ERBITUX on February 12, 2004, costs to manufacture or purchase the product were included as a component of research and development expenses; subsequent to that date, such costs are capitalized as inventory;

•      Clinical and regulatory expenses in the second quarter of 2004 were $6.2 million compared with $8.4 million in the second quarter of 2003; and

•      Marketing, general and administrative expenses were $19.0 million in the second quarter of 2004 compared with $9.9 million in the second quarter of 2003. The increase principally reflects costs associated with our field force of Scientific Services Liaisons which was not in place in 2003, as well as the accrual of royalty expenses associated with certain business development transactions.

The effective tax rate for fiscal year 2004 is estimated to be 10%, which has been applied to the second quarter of 2004.

Net income for the second quarter of 2004 was $24.3 million with basic earnings per share of $.31 and fully diluted earnings per share of $.29, compared with a net loss of $34.8 million in the second quarter of 2003 with a loss per basic and fully diluted common share of $.47.

Total revenues for the six months ended June 30, 2004 were $181.2 million compared with $37.4 million for the same period in 2003. Operating expenses for the six months ended June 30, 2004 were $82.9 million compared with $105.6 million for the same period in 2003. Net income for the first six months of 2004 was $87.0 million with basic earnings per share of $1.14 and fully diluted earnings per share of $1.02 compared with a net loss for the same period in 2003 of $69.6 million, with a net loss per basic and fully diluted common share of $.94.

“This has been another successful quarter for the company from both a financial and product development standpoint,” stated Daniel S. Lynch, Chief Executive Officer of ImClone Systems. “Key milestones during the quarter included approval of ERBITUX for certain patients with late-stage colorectal cancer in the European Union, Iceland, Norway, Mexico, Argentina and Chile, the licensure of our BB36 manufacturing facility, the closing of a $600 million convertible note offering and the presentation of encouraging study data on ERBITUX at this year’s American Society of Clinical Oncology annual meeting.”

“We expect to remain a profitable entity for the balance of the year, with continued progress in the key aspects of our business, while managing expenses to maximize our long-term prospects,” said Michael J. Howerton, Chief Financial Officer of ImClone Systems.

Conference Call

ImClone Systems will host a conference call with the financial community to discuss 2004 second quarter financial results, today, July 21, 2004 at 11:00 AM Eastern Time.

The conference call will be webcast live and may be accessed by visiting ImClone Systems’ website at www.imclone.com. A replay of the audio webcast will be available under “Earnings Webcast” in the “Investor Relations” section of the Company’s website starting shortly after the call on July 21, 2004.

Those parties interested in participating via telephone may join by dialing (888) 694-4641, or (973) 935-8512 for calls outside of Canada and the United States. A telephone replay of the conference call will be available shortly after the call until July 28, 2004 at midnight Eastern Time. To access the telephone replay, dial (877) 519-4471 domestically, or (973) 341-3080 for calls outside of Canada and the United States, and enter passcode number 4697335.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers. The Company’s three programs include growth factor blockers, angiogenesis inhibitors and cancer vaccines. ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements, whether as a result of new information, future events or otherwise.

(see attached tables)

IMCLONE SYSTEMS INCORPORATED

Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,
	2004	2003
Revenues:
License fees and milestone revenue	$18,148	$11,457
Manufacturing revenue	14,796	—
Royalty revenue	28,460	—
Collaborative agreement revenue	10,133	6,418
Total revenues	71,537	17,875
Operating expenses:
Research and development	18,836	33,390
Clinical and regulatory	6,202	8,355
Marketing, general and administrative	18,982	9,948
Cost of manufacturing revenue	123	—
Other expense	—	32
Total operating expenses	44,143	51,725

Operating income (loss)	27,394	(33,850)

Other expense, net	381	866

Income (loss) before income taxes	27,013	(34,716)
Provision for income taxes	2,701	112

Net income (loss)	$24,312	$(34,828)

Income (loss) per common share:
Basic	$0.31	$(0.47)
Diluted	$0.29	$(0.47)
Shares used in calculation of income (loss) per share
Basic	77,373	73,764
Diluted	89,127	73,764

IMCLONE SYSTEMS INCORPORATED

Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	First	Second	Six Months Ended
	Quarter	Quarter	June 30,
	2004	2004	2004	2003
Revenues:
License fees and milestone revenue	$67,498	$18,148	$85,646	$22,079
Manufacturing revenue	25,504	14,796	40,300	0
Royalty revenue	7,145	28,460	35,605	303
Collaborative agreement revenue	9,470	10,133	19,603	15,064
Total revenues	109,617	71,537	181,154	37,446
Operating expenses:
Research and development	20,211	18,836	39,047	72,430
Clinical and regulatory	7,062	6,202	13,264	16,002
Marketing, general and administrative	13,124	18,982	32,106	17,102
Cost of manufacturing revenue	213	123	336	—
Other (recoveries) expense	(1,815)	—	(1,815)	65
Total operating expenses	38,795	44,143	82,938	105,599

Operating income (loss)	70,822	27,394	98,216	(68,153)

Other expense, net	1,115	381	1,496	1,272

Income (loss) before income taxes	69,707	27,013	96,720	(69,425)
Provision for income taxes	6,971	2,701	9,672	214

Net income (loss)	$62,736	$24,312	$87,048	$(69,639)

Income (loss) per common share:
Basic	$0.83	$0.31	$1.14	$(0.94)
Diluted	$0.76	$0.29	$1.02	$(0.94)
Shares used in calculation of income (loss) per share
Basic	75,259	77,373	76,316	73,757
Diluted	84,833	89,127	87,740	73,757

IMCLONE SYSTEMS INCORPORATED

Consolidated Condensed Balance Sheets

(Unaudited)

(in thousands)

	June 30,	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$560,049	$56,850
Securities available for sale	347,373	49,498
Other current assets	88,005	16,222
Total current assets	995,427	122,570

Property, plant and equipment, net	291,881	245,901
Other assets	29,327	13,124
Total assets	$1,316,635	$381,595

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities	$169,587	$125,785
Deferred revenue, long term	424,587	286,362
Long-term obligations	600,025	240,041
Total liabilities	1,194,199	652,188

Stockholders’ equity (deficit)	122,436	(270,593)
Total liabilities and stockholders’ equity (deficit)	$1,316,635	$381,595